SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMPANHIA VALE DO RIO DOCE	VALE CAPITAL LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

Avenida Graça Aranha, No. 26

20030-900 Rio de Janeiro, RJ, Brazil

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	333-143857; 333-143857-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.50% Guaranteed Notes due 2010, Series RIO 5.50% Guaranteed Notes due 2010, Series RIO P	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 7 through 18 of the Prospectus dated June 18, 2007 included in the registration statement on Form F-3 (Registration Nos. 333-143857; 333-143857-01) of Vale Capital Limited (the “Company”), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-9 through S-11 and S-14 through S-33, respectively, of the Company’s related Prospectus Supplement, dated June 20, 2007, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated June 18, 2007 and Prospectus Supplement dated June 20, 2007, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated June 20, 2007 (Registration Nos. 333-143857 and 333-143857-01).

99 (B). Form of Global Notes (included in the First Supplemental Indenture and the Second Supplemental Indenture, incorporated by reference herein as Exhibits 99(D) and 99(E).

99 (C). Form of Indenture among the Company, Companhia Vale do Rio Doce (the “Guarantor”) and The Bank of New York (the “Trustee”), incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 of the Company filed on June 18, 2007 (Registration Nos. 333-143857; 333-143857-01).

99 (D). Form of First Supplemental Indenture among the Company, the Guarantor and the Trustee.

99 (E). Form of Second Supplemental Indenture among the Company, the Guarantor and the Trustee.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPANHIA VALE DO RIO DOCE
(Registrant)

By:	/s/ Sonia Zagury
Name:	Sonia Zagury
Title:	Attorney-in-Fact

By:	/s/ José Alberto Menezes Penedo
Name:	José Alberto Menezes Penedo
Title:	Attorney-in-Fact

VALE CAPITAL LIMITED
(Registrant)

By:	/s/ Sonia Zagury
Name: Title:	Sonia Zagury Director

By:	/s/ José Alberto Menezes Penedo
Name:	José Alberto Menezes Penedo
Title:	Attorney-in-Fact

Date: June 25, 2007

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus dated June 18, 2007 and Prospectus Supplement dated June 20, 2007, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated June 20, 2007 (Registration Nos. 333-143857; 333-143857-01).

99 (B).	Form of Global Notes (included in the First Supplemental Indenture and the Second Supplemental Indenture, incorporated by reference as Exhibits 99 (D) and 99 (E)).

99 (C).	Form of Indenture among the Company, Companhia Vale do Rio Doce (the “Guarantor”) and The Bank of New York (the “Trustee”), incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 of the Company filed on June 18, 2007 (Registration Nos. 333-143857; 333-143857-01).

99 (D).	Form of First Supplemental Indenture among the Company, the Guarantor and the Trustee.

99 (E).	Form of Second Supplemental Indenture among the Company, the Guarantor and the Trustee.